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                                                                    EXHIBIT 10.6

                                    AMENDMENT
                                       TO
                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT


WHEREAS, UNOVA, Inc., a Delaware corporation (the "Company"), and [Name of Executive] (the "Executive") have previously entered into a certain Change of Control Employment Agreement (the "Agreement") dated as of October 31, 1997; and

WHEREAS, the Company and the Executive desire to amend the Agreement in the respects set forth herein;

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

        1. Section 1(b) of the Agreement is hereby amended so as to delete the present text thereof (constituting the definition of "Change of Control Period") and to substitute in its place and stead the following text:

            "(b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the fourth anniversary of the date hereof; provided, however, that commencing on the date two years after the date hereof, and on each second anniversary of such date (such date and each such second anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate four years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended."

        2. Section 4(b)(ii) of the Agreements is hereby amended so as to delete the present text thereof and to substitute in its place and stead the following text:

            "(ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus in cash at least equal to the higher of (A) the Executive's highest award or awards for any fiscal year under the UNOVA, Inc. Management Incentive Compensation Plan (effective for the 1999 fiscal year and thereafter) or under any predecessor or successor plan or plans which provide for the grant of annual cash bonuses or other short-term cash incentive awards during the last three full fiscal years prior to the Effective Date or (B) the Target Bonus (as that term is defined in the UNOVA, Inc. Management Incentive Compensation Plan) applicable to the Executive for the fiscal year during which the Effective Date occurs, or if the Management Incentive Compensation Plan is not in effect for such fiscal year, the target bonus or award which the Executive would earn for such year under any plan

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            or arrangement in which the Executive participates or is eligible to participate assuming the attainment of any performance goals or similar criteria to the extent necessary for the Executive to qualify to receive the target award thereunder. The amount which is the higher of the amounts described in clause (A) and clause (B) above is hereinafter called the "Annual Bonus."

            "Notwithstanding the foregoing, the following additional provisions shall be applicable to the definition of "award" or "awards" or "bonus" or "bonuses" as those terms are used in the preceding paragraph:

                "(1) When made under the UNOVA, Inc. Management Incentive Compensation Plan or any other annual incentive plan which provides that a portion of an annual award shall be deposited in a so-called "Bonus Bank" and shall remain "at risk," the award or bonus, in such case, shall (except as provided in clause (2) below) comprise ONLY the portion of the annual award which is paid to the Executive on a current basis and shall NOT include any amount of the award required to be deposited to a Bonus Bank. However, the award or bonus shall also include any amount paid to the Executive as a periodic payment from the Bonus Bank during the year with respect to which the amount was made (but shall not include any payment from the Bonus Bank made solely as a result of termination of employment);

                "(2) The award or bonus for any fiscal year or portion thereof shall include any part of such bonus or award, the payment of which is deferred to a subsequent fiscal year or years at the election of the Executive; and

                "(3) In the case of any bonus or award made with respect to a period other than a full fiscal year, the amount of such bonus shall not be annualized, and the bonus or award, if it related to more than one fiscal year, shall be prorated so that only the portion thereof attributable to a particular fiscal year shall be counted as part of the total award or bonus for that fiscal year.

            "Any Annual Bonus plus unpaid but due amounts from prior awards plus any amounts payable from a so called Bonus Bank shall be paid in accordance with the applicable plan but in no event later than the last day of the Employment Period. In no event shall the Executive forfeit any balance in a Bonus Bank upon termination of employment for any reason following a Change of Control."

        3. Section 5(c) of the Agreement is hereby amended so as to delete the final sentence thereof and to substitute in its place and stead the following two sentences:

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            "Anything in this Agreement to the contrary notwithstanding, if (A)
            a Change of Control has occurred and (B) in connection with, or as a result of, such Change of Control, prior to the first anniversary of the Effective Date, individuals who were members of the Board immediately prior to such Change of Control cease to constitute a majority of the Board or a majority of the board of directors of the corporation resulting from a Business Combination that constituted such Change of Control, then a termination by the Executive for any reason during the Window Period (as defined in the following sentence) shall be deemed to be a termination for Good Reason for all purposes of this Agreement. The "Window Period" shall mean the 30-day period commencing on the first anniversary of the later of
            (1) the Effective Date and (2) the date of the event described in clause (B) of the preceding sentence."

        4. Except as specifically amended by this instrument, each and every term of the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

        5. This Amendment shall become effective as of the date set forth below when a counterpart hereof has been signed by the Executive and lodged with the Secretary of the Company.

        6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law.


IN WITNESS WHEREOF, this Amendment has been executed by the Company and the Executive as of the date hereafter set forth.


DATE:
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                                                   UNOVA, INC.



                                                   By
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                                                   -----------------------------
                                                   [Name of Executive]


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